UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2019

Prevail Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38939	82-2129632
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, Suite 1520 New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 336-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.

Prevail Therapeutics Inc. (“Prevail”) is committed to developing disease-modifying AAV-based gene therapies for patients with devastating neurodegenerative diseases.

As previously disclosed in filings with the Securities and Exchange Commission (the “SEC”), Prevail’s founder and Chief Executive Officer, Asa Abeliovich, M.D., Ph.D., is party to a confidential arbitration with Alector Inc., a biopharmaceutical company employing antibodies for the treatment of neurodegeneration. Alector has alleged that confidential information of Alector was used in connection with work on behalf of Prevail and patents and patent applications filed on behalf of Prevail, and has further alleged that Alector has certain rights to Prevail’s patents and patent applications. Prevail is not a party to this arbitration.

As previously disclosed in its filings with the SEC, Prevail believes that these allegations are without basis or merit. Prevail’s gene therapy programs and underlying patents and patent applications are based on work done by Dr. Abeliovich derived from publicly available information or from work done by Dr. Abeliovich outside of and wholly separate from any matters on which he consulted for Alector, or information he received while consulting for Alector.

Prevail and Dr. Abeliovich also intend to evaluate any and all potential remedies and counterclaims against Alector, to the extent Prevail or Dr. Abeliovich suffer damages resulting from Alector’s actions, claims or demands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVAIL THERAPEUTICS INC.

By:	/s/ Asa Abeliovich, M.D., Ph.D.
Asa Abeliovich, M.D., Ph.D. President and Chief Executive Officer

Dated: August 15, 2019